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                Cohen & Steers REIT and Utility Income Fund, Inc.
                            (a Maryland corporation)

                Taxable Auction Market Preferred Shares ("AMPS")
                       2,200 Shares [ ]% AMPS, Series M28
                    Liquidation Preference $25,000 per Share

                           FORM OF PURCHASE AGREEMENT

                                                               February __, 2006

Merrill Lynch & Co.
Merrill Lynch, Pierce, Fenner & Smith
        Incorporated
Deutsche Bank Securities Inc.
UBS Securities LLC
Wachovia Capital Markets, LLC

4 World Financial Center
New York, New York 10080

Ladies and Gentlemen:

      Cohen & Steers REIT and Utility Income Fund, Inc., a Maryland corporation (the "Fund"), proposes, upon the terms and conditions set forth herein, to issue and sell an aggregate of 2,200 shares of its Taxable Auction Market Preferred Shares, Series M28, with a liquidation preference of $25,000 per share (the "AMPS"). The AMPS will be authorized by, and subject to the terms and conditions of, the Articles of Incorporation of the Fund, as amended through October 3, 2003 (the "Charter"), in the form filed as an exhibit to the Registration Statement referred to in the second following paragraph of this Agreement, as the same may be amended from time to time. The Fund and the Fund's investment manager, Cohen & Steers Capital Management, Inc., a New York corporation ("CSCM" or the "Investment Manager"), each confirms its agreement with Merrill Lynch & Co., Merrill Lynch, Pierce, Fenner & Smith Incorporated ("Merrill Lynch") and each of the other Underwriters named in Schedule A hereto (collectively, the "Underwriters", which term shall also include any underwriter substituted as hereinafter provided in Section 10 hereof), for whom Merrill Lynch is acting as representative (in such capacity, the "Representative"), with respect to the issue and sale by the Fund and the purchase by the Underwriters, acting severally and not jointly, of the respective number of AMPS set forth in said Schedule A.

      The Fund understands that the Underwriters propose to make a public offering of the AMPS as soon as the Representative deems advisable after this Agreement has been executed and delivered. The Fund has filed with the Securities and Exchange Commission (the "Commission") a registration statement on Form N-2 (No. 333-128084 and No. 811-21437) covering the registration of the AMPS under the Securities Act of 1933, as amended (the "1933 Act"), including the related preliminary prospectus or prospectuses, and a notification on Form N-8A of registration (the "1940 Act Notification") of the Fund as an investment company under the Investment Company Act of 1940, as amended (the "1940 Act"), and the rules and regulations of the Commission under the 1933 Act and the 1940 Act (the "Rules and Regulations"). Promptly after execution and delivery of this Agreement, the Fund will prepare and file a prospectus in accordance with the provisions of Rule 430A ("Rule 430A") of the Rules and Regulations and paragraph
(c) or (h) of Rule 497 ("Rule 497") of the Rules and Regulations. The information included in any such prospectus that was omitted from such registration statement at the time it became effective but that is deemed to be part of such registration statement at the time it became effective



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pursuant to paragraph (b) of Rule 430A is referred to as "Rule 430A
Information." Each prospectus used before such registration statement became effective, and any prospectus that omitted the Rule 430A Information, that was used after such effectiveness and prior to the execution and delivery of this Agreement, including in each case any Statement of Additional Information incorporated therein by reference, is herein called a "preliminary prospectus." Such registration statement, including the exhibits thereto and schedules thereto at the time it became effective and including the Rule 430A Information is herein called the "Registration Statement." Any registration statement filed pursuant to Rule 462(b) of the Rules and Regulations is herein referred to as the "Rule 462(b) Registration Statement," and after such filing the term "Registration Statement" shall include the Rule 462(b) Registration Statement. The final prospectus in the form first furnished to the Underwriters for use in connection with the offering of the AMPS, including the Statement of Additional Information incorporated therein by reference, is herein called the "Prospectus." For purposes of this Agreement, all references to the Registration Statement, any preliminary prospectus or the Prospectus or any amendment or supplement to any of the foregoing shall be deemed to include the copy filed with the Commission pursuant to its Electronic Data Gathering, Analysis and Retrieval system ("EDGAR").

      All references in this Agreement to financial statements and schedules and other information which is "contained," "included" or "stated" in the Registration Statement, any preliminary prospectus or the Prospectus (or other references of like import) shall be deemed to mean and include all such financial statements and schedules and other information which is incorporated by reference in the Registration Statement, any preliminary prospectus or the Prospectus, as the case may be; and all reference in this Agreement to amendments or supplements to the Registration Statement, any preliminary prospectus or the Prospectus shall be deemed to mean and include the filing of any document under the Securities Exchange Act of 1934, as amended (the "1934 Act"), which is incorporated by reference in the Registration Statement, such preliminary prospectus or the Prospectus, as the case may be.

      SECTION 1. Representations and Warranties.

      (a) Representations and Warranties by the Fund and the Investment Manager. The Fund and the Investment Manager jointly and severally represent and warrant to each Underwriter as of the date hereof, the Applicable Time referred to in
Section 1(a)(i) and the Closing Time referred to in Section 2(c) hereof and agree with each Underwriter, as follows:

            (i) Compliance with Registration Requirements. Each of the Registration Statement and any Rule 462(b) Registration Statement has become effective under the 1933 Act and no stop order suspending the effectiveness of the Registration Statement or any Rule 462(b) Registration Statement has been issued under the 1933 Act, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and no proceedings for any such purpose have been instituted or are pending or, to the knowledge of the Fund or the Investment Manager, are contemplated by the Commission, and any request on the part of the Commission for additional information has been complied with.

            At the respective times the Registration Statement, any Rule 462(b) Registration Statement and any post-effective amendments thereto became effective and at the Closing Time, the Registration Statement, the Rule 462(b) Registration Statement, the notification on Form N-8A and any amendments and supplements thereto complied and will comply in all material respects with the requirements of the 1933 Act, the 1940 Act and the Rules and Regulations and did not and will not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Neither the Prospectus nor any amendments or supplements thereto, at the time the Prospectus or any such amendment or supplement was issued and at the Closing Time, included or will include an untrue statement of a material fact or omitted or will omit to state a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were

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      made, not misleading (except that this representation and warranty does not apply to statements in or omissions from the Registration Statements or the Prospectus made in reliance upon and in conformity with information relating to the Underwriters furnished to the Fund by or on behalf of the Underwriters expressly for use therein).

            The Rule 482 Statement (as defined below), if any, issued at or prior to the Applicable Time (as defined below), the Statutory Prospectus (as defined below) as of the Applicable Time and the information included on Schedule C hereto as of the Applicable Time, all considered together (collectively, the "General Disclosure Package"), did not include any untrue statement of a material fact or omit to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading (except that this representation and warranty does not apply to statements in or omissions from the General Disclosure Package made in reliance upon and in conformity with information relating to the Underwriters furnished to the Fund by or on behalf of the Underwriters expressly for use therein).

            As used in this subsection and elsewhere in this Agreement:

            "Applicable Time" means [___] [p.m.] (Eastern time) on [_______], 2006 or such other time as agreed by the Fund and Merrill Lynch.

            "Rule 482 Statement" means a document that contains the number of AMPS issued, the dividend rate and any other items dependent upon the dividend rate, prepared in accordance with the provisions of Rule 482 of the 1933 Act.

            "Statutory Prospectus" as of any time means the prospectus relating to the AMPS that is included in the Registration Statement immediately prior to that time, including any document incorporated by reference therein.

            Each preliminary prospectus and the prospectus filed as part of the Registration Statement as originally filed or as part of any amendment thereto, or filed pursuant to Rule 497 under the 1933 Act, complied when so filed in all material respects with the Rules and Regulations and each preliminary prospectus and the Prospectus delivered to the Underwriters for use in connection with this offering was identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            If a Rule 462(b) Registration Statement is required in connection with the offering and sale of the AMPS, the Fund has complied or will comply with the requirements of Rule 111 under the 1933 Act Regulations relating to the payment of filing fees thereof.

            (ii) Independent Registered Public Accounting Firm. The independent registered public accounting firm, PricewaterhouseCoopers LLP, who has audited and certified or shall audit and certify the financial statements included or incorporated by reference in the Registration Statement and the Prospectus (or any amendment or supplement to either of them) is an independent registered public accounting firm as required by the 1933 Act, the 1940 Act and the Rules and Regulations.

            (iii) Financial Statements. The financial statements, together with related schedules and notes, included or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus (and any amendment or supplement to either of them), present fairly the financial position, results of operations and changes in financial position of the Fund on the basis stated or incorporated by reference in the Registration Statement, the General Disclosure Package and the Prospectus at the respective dates or for the respective periods to which they apply; such statements and related schedules and notes have been prepared in

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      accordance with generally accepted accounting principles consistently applied throughout the periods involved, except as disclosed therein; and the other financial and statistical information and data included in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) are accurately presented and prepared on a basis consistent with such financial statements and the books and records of the Fund.

            (iv) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement, the General Disclosure Package and the Prospectus, except as otherwise stated therein,
      (A) there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects (other than as a result of a change in the financial markets generally) of the Fund, whether or not arising in the ordinary course of business (a "Material Adverse Effect"), (B) there have been no transactions entered into by the Fund, other than those in the ordinary course of business, which are material with respect to the Fund, and (C) there has been no dividend or distribution of any kind declared, paid or made by the Fund on any class of its capital stock.

            (v) Good Standing of the Fund. The Fund has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Maryland and has the corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and to enter into and perform its obligations under this Agreement; and the Fund is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required, whether by reason of the ownership or leasing of property or the conduct of business, except where the failure so to qualify or to be in good standing would not result in a Material Adverse Effect.

            (vi) No Subsidiaries. The Fund has no subsidiaries.

            (vii) Investment Company Status. The Fund is duly registered with the Commission under the 1940 Act as a closed-end, non-diversified management investment company, and to the Fund's knowledge, no order of suspension or revocation of such registration has been issued or proceedings therefor initiated or threatened by the Commission.

            (viii) Officers and Directors. No person is serving or acting as an officer, director or investment manager of the Fund except in accordance with the provisions of the 1940 Act and the Rules and Regulations and the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations of the Commission promulgated under the Advisers Act (the "Advisers Act Rules and Regulations"). Except as disclosed in the Registration Statement and the Prospectus (or any amendment or supplement to either of them), no director of the Fund is an "interested person" (as defined in the 1940 Act) of the Fund or an "affiliated person" (as defined in the 1940 Act) of any Underwriter listed in Schedule A hereto.

            (ix) Capitalization. The authorized, issued and outstanding shares of common stock of the Fund is as set forth in the Prospectus as of the date thereof under the caption "Description of Common Shares." All issued and outstanding common shares of the Fund have been duly authorized and validly issued and are fully paid and non-assessable, and have been offered and sold or exchanged by the Fund in compliance with all applicable laws (including, without limitation, federal and state securities laws); none of the outstanding shares of common shares of the Fund was issued in violation of the preemptive or other similar rights of any securityholder of the Fund.

            (x) Authorization and Description of AMPS. The AMPS to be purchased by the Underwriters from the Fund have been duly authorized for issuance and sale to the Underwriters pursuant to this Agreement and, when issued and delivered by the Fund pursuant to this

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      Agreement against payment of the consideration set forth herein, will be validly issued and fully paid and non-assessable. The AMPS conform to all statements relating thereto contained in the Prospectus and such description conforms to the rights of holders of AMPS set forth in the Charter and other documents defining the same; no holder of the AMPS will be subject to personal liability by reason of being such a holder; and the issuance of the AMPS is not subject to the preemptive or other similar rights of any securityholder of the Fund.

            (xi) Absence of Defaults and Conflicts. The Fund is not in violation of its Charter or by-laws, or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any contract, indenture, mortgage, deed of trust, loan or credit agreement, note, lease or other agreement or instrument to which it is a party or by which it may be bound, or to which any of the property or assets of the Fund is subject (collectively, "Agreements and Instruments") except for such violations or defaults that would not result in a Material Adverse Effect; and the execution, delivery and performance of this Agreement, the Investment Management Agreement, the Administration Agreement, the Sub-Administration Agreement, the Custodian Agreement, the Transfer Agent and Service Agreement and the Auction Agency Agreement referred to in the Registration Statement (as used herein, the "Management Agreement," the "Administration Agreement," the "Sub-Administration Agreement," the "Custodian Agreement," the "Transfer Agency Agreement" and the "Auction Agency Agreement," respectively) and the consummation of the transactions contemplated herein and in the Registration Statement (including the issuance and sale of the AMPS and the use of the proceeds from the sale of the AMPS as described in the Prospectus under the caption "Use of Proceeds") and compliance by the Fund with its obligations hereunder have been duly authorized by all necessary corporate action and do not and will not, whether with or without the giving of notice or passage of time or both, conflict with or constitute a breach of, or default or Repayment Event (as defined below) under, or result in the creation or imposition of any lien, charge or encumbrance upon any property or assets of the Fund pursuant to, the Agreements and Instruments (except for such conflicts, breaches or defaults or liens, charges or encumbrances that would not result in a Material Adverse Effect), nor will such action result in any violation of the provisions of the Charter or by-laws of the Fund or any applicable law, statute, rule, regulation, judgment, order, writ or decree of any government, government instrumentality or court, domestic or foreign, having jurisdiction over the Fund or any of its assets, properties or operations. As used herein, a "Repayment Event" means any event or condition which gives the holder of any note, debenture or other evidence of indebtedness (or any person acting on such holder's behalf) the right to require the repurchase, redemption or repayment of all or a portion of such indebtedness by the Fund.

            (xii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Fund or the Investment Manager, threatened, against or affecting the Fund, which is required to be disclosed in the Registration Statement (other than as disclosed therein), or which might reasonably be expected to result in a Material Adverse Effect, or which might reasonably be expected to materially and adversely affect the properties or assets of the Fund or the consummation of the transactions contemplated in this Agreement or the performance by the Fund of its obligations hereunder. The aggregate of all pending legal or governmental proceedings to which the Fund is a party or of which any of its property or assets is the subject which are not described in the Registration Statement, including ordinary routine litigation incidental to the business, could not reasonably be expected to result in a Material Adverse Effect.

            (xiii) Accuracy of Exhibits. There are no contracts or documents which are required to be described in the Registration Statement or the Prospectus or to be filed as exhibits thereto by

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      the 1933 Act, the 1940 Act or by the Rules and Regulations which have not been so described and filed as required.

            (xiv) Absence of Further Requirements. No filing with, or authorization, approval, consent, license, order, registration, qualification or decree of, any court or governmental authority or agency is necessary or required for the performance by the Fund of its obligations hereunder, in connection with the offering, issuance or sale of the AMPS hereunder or the consummation of the transactions contemplated by this Agreement, except such as have been already obtained or as may be required under the 1933 Act, the 1940 Act, the 1934 Act, or state securities laws.

            (xv) Possession of Licenses and Permits. The Fund possesses such permits, licenses, approvals, consents and other authorizations (collectively, "Governmental Licenses") issued by the appropriate federal, state, local or foreign regulatory agencies or bodies necessary to operate its properties and to conduct the business as contemplated in the Prospectus; the Fund is in compliance with the terms and conditions of all such Governmental Licenses, except where the failure so to comply would not, singly or in the aggregate, have a Material Adverse Effect; all of the Governmental Licenses are valid and in full force and effect, except when the invalidity of such Governmental Licenses or the failure of such Governmental Licenses to be in full force and effect would not have a Material Adverse Effect; and the Fund has not received any notice of proceedings relating to the revocation or modification of any such Governmental Licenses which, singly or in the aggregate, if the subject of an unfavorable decision, ruling or finding, would result in a Material Adverse Effect.

            (xvi) Advertisements. Any advertising, sales literature or other promotional material (including "prospectus wrappers," "broker kits," "road show slides" and "road show scripts") authorized in writing by or prepared by the Fund or the Investment Manager used in connection with the public offering of the AMPS (collectively, "sales material") does not contain an untrue statement of a material fact or omit to state a material fact required to be stated therein or necessary to make the statements therein not misleading. Moreover, all sales material complied and will comply in all material respects with the applicable requirements of the 1933 Act, the 1940 Act, the Rules and Regulations and the rules and interpretations of the National Association of Securities Dealers, Inc. ("NASD").

            (xvii) Subchapter M. The Fund intends to direct the investment of the proceeds of the offering described in the Registration Statement in such a manner as to comply with the requirements of Subchapter M of the Internal Revenue Code of 1986, as amended ("Subchapter M of the Code" and the "Code," respectively), and intends to qualify as a regulated investment company under Subchapter M of the Code.

            (xviii) Distribution of Offering Materials. The Fund has not distributed and, prior to the later to occur of (A) the Closing Time and
      (B) completion of the distribution of the AMPS, will not distribute any offering material in connection with the offering and sale of the AMPS other than the Registration Statement, a preliminary prospectus, the Prospectus, the Statutory Prospectus, the Rule 482 Statement or other materials, if any, permitted by the 1933 Act or the 1940 Act or the Rules and Regulations.

            (xix) Accounting Controls. The Fund maintains a system of internal accounting controls sufficient to provide reasonable assurances that (A) transactions are executed in accordance with management's general or specific authorization and with the applicable requirements of the 1940 Act, the Rules and Regulations and the Code; (B) transactions are recorded as necessary to permit preparation of financial statements in conformity with generally accepted accounting principles and to maintain accountability for assets and to maintain

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      compliance with the books and records requirements under the 1940 Act and the Rules and Regulations; (C) access to assets is permitted only in accordance with the management's general or specific authorization; and
      (D) the recorded accountability for assets is compared with existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

            (xx) Absence of Undisclosed Payments. To the Fund's knowledge, neither the Fund nor any employee or agent of the Fund has made any payment of funds of the Fund or received or retained any funds, which payment, receipt or retention of funds is of a character required to be disclosed in the Prospectus.

            (xxi) Material Agreements. This Agreement, the Management Agreement, the Administration Agreement, the Sub-Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement have each been duly authorized by all requisite action on the part of the Fund, executed and delivered by the Fund, as of the dates noted therein, and each complies with all applicable provisions of the 1940 Act. Assuming due authorization, execution and delivery by the other parties thereto with respect to the Management Agreement, the Administration Agreement, the Sub-Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement, each of the Management Agreement, the Administration Agreement, the Sub-Administration Agreement, the Custodian Agreement, the Transfer Agency Agreement and the Auction Agency Agreement constitutes a valid and binding agreement of the Fund, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, general equitable principles (whether considered in a proceeding in equity or at law).

            (xxii) Registration Rights. There are no persons with registration rights or other similar rights to have any securities registered pursuant to the Registration Statement or otherwise registered by the Fund under the 1933 Act.

            (xxiii) NYSE Listing. The Fund's shares of common stock are duly listed on the New York Stock Exchange ("NYSE").

            (xxiv) Ratings. The AMPS have been, or prior to the Closing Date will be, assigned a rating of "Aaa" by Moody's Investors Service, Inc. ("Moody's") and "AAA" by Standard & Poor's Rating Services ("S&P").

            (xxv) Leverage. The Fund has no liability for borrowed money, including under any reverse repurchase agreement.

      (b) Representations and Warranties by the Investment Manager. The Investment Manager represents and warrants to each Underwriter as of the date hereof, as of the Closing Time referred to in Section 2(c) hereof as follows:

            (i) Good Standing of the Investment Manager. The Investment Manager has been duly organized and is validly existing and in good standing as a corporation under the laws of the State of New York with full corporate power and authority to own, lease and operate its properties and to conduct its business as described in the Prospectus and is duly qualified as a foreign corporation to transact business and is in good standing in each other jurisdiction in which such qualification is required except where the failure so to register or to qualify does not have a material adverse effect on the condition (financial or other), business, business prospects, properties, net assets or results of operations of the Investment Manager to perform its obligations under this Agreement and the Management Agreement.

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            (ii) Investment Manager Status. The Investment Manager is duly registered and in good standing with the Commission as an investment adviser under the Advisers Act, and is not prohibited by the Advisers Act or the 1940 Act, or the rules and regulations under such acts, from acting under the Management Agreement for the Fund as contemplated by the Prospectus.

            (iii) Description of Investment Manager. The description of the Investment Manager in the Registration Statement and the Prospectus (and any amendment or supplement to either of them) complied and comply in all material respects with the provisions of the 1933 Act, the 1940 Act, the Advisers Act, the Rules and Regulations and the Advisers Act Rules and Regulations and is true and correct and does not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements therein, in light of the circumstances under which they were made, not misleading.

            (iv) Capitalization. The Investment Manager has the financial resources available to it necessary for the performance of its services and obligations as contemplated in the Prospectus, the General Disclosure Package, this Agreement and under the Management Agreement.

            (v) Authorization of Agreements; Absence of Defaults and Conflicts. This Agreement and the Management Agreement have each been duly authorized, executed and delivered by the Investment Manager, and the Management Agreement constitutes a valid and binding obligation of the Investment Manager, enforceable in accordance with its terms, except as affected by bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally and general equitable principles (whether considered in a proceeding in equity or at law); and neither the execution and delivery of this Agreement or the Management Agreement nor the performance by the Investment Manager of its obligations hereunder or thereunder will conflict with, or result in a breach of any of the terms and provisions of, or constitute, with or without the giving of notice or lapse of time or both, a default under, any agreement or instrument to which the Investment Manager is a party or by which it is bound, the certificate of incorporation, the by-laws or other organizational documents of the Investment Manager, or to the Investment Manager's knowledge, by any law, order, decree, rule or regulation applicable to it of any jurisdiction, court, federal or state regulatory body, administrative agency or other governmental body, stock exchange or securities association having jurisdiction over the Investment Manager or its respective properties or operations; and no consent, approval, authorization or order of any court or governmental authority or agency is required for the consummation by the Investment Manager of the transactions contemplated by this Agreement or the Management Agreement, except as have been obtained or may be required under the 1933 Act, the 1940 Act, the 1934 Act or state securities laws.

            (vi) No Material Adverse Change. Since the respective dates as of which information is given in the Registration Statement and the Prospectus, except as otherwise stated therein, there has not occurred any event which should reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under this Agreement and the Management Agreement.

            (vii) Absence of Proceedings. There is no action, suit, proceeding, inquiry or investigation before or brought by any court or governmental agency or body, domestic or foreign, now pending, or, to the knowledge of the Investment Manager, threatened against or affecting the Investment Manager or any "affiliated person" of the Investment Manager (as such term is defined in the 1940 Act) or any partners, directors, officers or employees of the foregoing, whether or not arising in the ordinary course of business, which might reasonably be expected to result in any material adverse change in the condition, financial or otherwise, or earnings, business affairs or business prospects of the Investment Manager, materially and adversely affect the properties or assets of the Investment Manager or materially impair or adversely affect the ability of the Investment Manager to function as an investment manager or perform its obligations under the Management Agreement, or which is required to be disclosed in the Registration Statement and the Prospectus.

            (viii) Absence of Violation or Default. The Investment Manager is not in violation of its certificate of incorporation, by-laws or other organizational documents or in default under any agreement, indenture or instrument except for such violations or defaults that would not result in a material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Investment Manager or the Fund.

      (c) Officer's Certificates. Any certificate signed by any officer of the Fund or the Investment Manager delivered to the Representative or to counsel for the Underwriters shall be deemed a representation and warranty by the Fund or the Investment Manager, as the case may be, to each Underwriter as to the matters covered thereby.

      SECTION 2. Sale and Delivery to Underwriters; Closing.

      (a) AMPS. On the basis of the representations and warranties herein contained and subject to the terms and conditions herein set forth, the Fund agrees to sell to each Underwriter, severally and not jointly, and each Underwriter, severally and not jointly, agrees to purchase from the Fund, at the price per share set forth in Schedule B, the number of AMPS set forth in Schedule A opposite the name of such Underwriter, plus any additional number of AMPS which such Underwriter may become obligated to purchase pursuant to the provisions of Section 10 hereof.

      (b) Commission. The Fund agrees to pay to the Underwriters a commission set forth in Schedule B as compensation to the Underwriters for their commitments under this Agreement.

      (c) Payment. Payment of the purchase price for, and delivery of certificates for, the AMPS shall be made at the offices of Simpson Thacher & Bartlett LLP, 425 Lexington Avenue, New York, New York 10017, or at such other place as shall be agreed upon by the Representative and the Fund, at 10:00 A.M. (Eastern time) on the business day after the date hereof (unless postponed in accordance with the provisions of Section 10), or such other time not later than ten business days after such date as shall be agreed upon by the Representative and the Fund (such time and date of payment and delivery being herein called "Closing Time").

      Payment shall be made to the Fund by wire transfer of immediately available funds to a bank account designated by the Fund, against delivery to the Representative for the respective accounts of the Underwriters of certificates for the AMPS to be purchased by them. It is understood that each Underwriter has authorized the Representative, for its account, to accept delivery of, receipt for, and make payment of the purchase price for, the AMPS which it has agreed to purchase. Merrill Lynch, individually and not as representative of the Underwriters, may (but shall not be obligated to) make payment of the purchase price for the AMPS to be purchased by any Underwriter whose funds have not been received by the Closing Time but such payment shall not relieve such Underwriter from its obligations hereunder.

      (d) Denominations; Registration. Certificates for the AMPS shall be in such denominations and registered in such names as the Representative may request in writing at least one full business day before the Closing Time. The certificates for the AMPS will be made available for examination and packaging by the Representative in the City of New York not later than 10:00 A.M. (Eastern time) on the business day prior to the Closing Time.

      SECTION 3. Covenants.

      (a) The Fund and the Investment Manager, jointly and severally, covenant with each Underwriter as follows:

            (i) Compliance with Securities Regulations and Commission Requests. The Fund, subject to Section 3(a)(ii), will comply with the requirements of Rule 430A and will notify the Representatives immediately, and confirm the notice in writing, (i) when any post-effective amendment to the Registration Statement shall become effective, or any supplement to the Prospectus or any amended Prospectus shall have been filed, (ii) of the receipt of any comments from the Commission, (iii) of any request by the Commission for any amendment to the Registration Statement or any amendment or supplement to the Prospectus or for additional information, and (iv) of the issuance by the Commission of any stop order suspending the effectiveness of the Registration Statement or of any order preventing or suspending the use of any preliminary prospectus, or of the suspension of the qualification of the AMPS for offering or sale in any jurisdiction, or of the initiation or threatening of any proceedings for any of such purposes. The Fund will promptly effect the filings necessary pursuant to Rule 497 and will take such steps as it deems necessary to ascertain promptly whether the form of prospectus transmitted for filing under Rule 497 was received for filing by the Commission and, in the event that it was not, it will promptly file such prospectus. The Fund will make every reasonable effort to prevent the issuance of any stop order, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, and, if any such stop order or order of suspension or revocation of registration is issued, to obtain the lifting thereof at the earliest possible moment.

            (ii) Filing of Amendments. The Fund will give the Representative notice of its intention to file or prepare any amendment to the Registration Statement (including any filing under Rule 462(b)) or any amendment, supplement or revision to either the prospectus included in the Registration Statement at the time it became effective or to the Prospectus, will furnish the Representative with copies of any such documents a reasonable amount of time prior to such proposed filing or use, as the case may be, and will not file or use any such document to which the Representative or counsel for the Underwriters shall object.

            (iii) Delivery of Registration Statements. The Fund has furnished or will deliver to the Representative and counsel for the Underwriters, without charge, signed copies of the Registration Statement as originally filed and of each amendment thereto (including exhibits filed therewith or incorporated by reference therein) and signed copies of all consents and certificates of experts, and will also deliver to the Representative, without charge, a conformed copy of the Registration Statement as originally filed and of each amendment thereto (without exhibits) for each of the Underwriters. The copies of the Registration Statement and each amendment thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (iv) Delivery of Prospectuses. The Fund has delivered to each Underwriter, without charge, as many copies of each preliminary prospectus as such Underwriter reasonably requested, and the Fund hereby consents to the use of such copies for purposes permitted by the 1933 Act prior to the date of the Prospectus. The Fund will furnish to each Underwriter, without charge, during the period when in the opinion of counsel for the Underwriter the Prospectus is required under the 1933 Act to be delivered in connection with sales by any Underwriter or dealer or the 1934 Act, such number of copies of the Prospectus (as amended or supplemented) as such Underwriter may reasonably request. The Prospectus and any amendments or supplements thereto furnished to the Underwriters will be identical to the electronically transmitted copies thereof filed with the Commission pursuant to EDGAR, except to the extent permitted by Regulation S-T.

            (v) Continued Compliance with Securities Laws. If at any time when a prospectus is required by the 1933 Act to be delivered in connection with sales of the AMPS, any event shall occur or condition shall exist as a result of which it is necessary, in the opinion of counsel for the Underwriters or for the Fund, to amend the Registration Statement or amend or supplement the Prospectus in order that the Prospectus will not include any untrue statements of a material fact or omit to state a material fact necessary in order to make the statements therein not misleading in the light of the circumstances existing at the time it is delivered to a purchaser, or if it shall be necessary, in the opinion of such counsel, at any such time to amend the Registration Statement or amend or supplement the Prospectus in order to comply with the requirements of the 1933 Act or the Rules and Regulations, the Fund will promptly prepare and file with the Commission, subject to Section 3(a)(ii), such amendment or supplement as may be necessary to correct such statement or omission or to make the Registration Statement or the Prospectus comply with such requirements, and the Fund will furnish to the Underwriters such number of copies of such amendment or supplement as the Underwriters may reasonably request.

            (vi) Blue Sky Qualifications. The Fund will use its best efforts, in cooperation with the Underwriters, to qualify the AMPS for offering and sale under the applicable securities laws of such states and other jurisdictions of the United States as the Representative may designate and to maintain such qualifications in effect for a period of not less than one year from the later of the effective date of the Registration Statement and any Rule 462(b) Registration Statement; provided, however, that the Fund shall not be obligated to file any general consent to service of process or to qualify as a foreign corporation or as a dealer in AMPS in any jurisdiction in which it is not so qualified or to subject itself to taxation in respect of doing business in any jurisdiction in which it is not otherwise so subject. In each jurisdiction in which the AMPS have been so qualified, the Fund will file such statements and reports as may be required by the laws of such jurisdiction to continue such qualification in effect for a period of not less than one year from the effective date of the Registration Statement and any Rule 462(b) Registration Statement.

            (vii) Rule 158. The Fund will timely file such reports pursuant to the 1934 Act as are necessary in order to make generally available to its securityholders as soon as practicable an earnings statement for the purposes of, and to provide to the Underwriters the benefits contemplated by, the last paragraph of Section 11(a) of the 1933 Act.

            (viii) Use of Proceeds. The Fund will use the net proceeds received by it from the sale of the AMPS in the manner specified in the Prospectus under "Use of Proceeds."

            (ix) Reporting Requirements. The Fund, during the period when the Prospectus is required to be delivered under the 1933 Act or the 1934 Act, will file all documents required to be filed with the Commission pursuant to the 1940 Act and the 1934 Act within the time periods required by the 1940 Act and the Rules and Regulations and the 1934 Act and the rules and regulations of the Commission thereunder, respectively.

            (x) Subchapter M. The Fund will comply with the requirements of Subchapter M of the Code to qualify as a regulated investment company under the Code.

            (xi) No Manipulation of Market for AMPS. The Fund will not (a) take, directly or indirectly, any action designed to cause or to result in, or that might reasonably be expected to constitute, the stabilization or manipulation of the price of any security of the Fund to facilitate the sale or resale of the AMPS, and (b) until the Closing Date, or the Date of Delivery, if any, (i) sell, bid for or purchase the AMPS or pay any person any compensation for soliciting purchases of the AMPS or (ii) pay or agree to pay to any person any compensation for soliciting another to purchase any other Shares of the Fund.

            (xii) Rule 462(b) Registration Statement. If the Fund elects to rely upon Rule 462(b), the Fund shall file a Rule 462(b) Registration Statement with the Commission in compliance with Rule 462(b) by 10:00 P.M., Washington, D.C. time, on the date of this Agreement, and the Fund shall at the time of filing either pay to the Commission the filing fee for the Rule 462(b) Registration Statement or give irrevocable instructions for the payment of such fee pursuant to Rule 111(b) under the 1933 Act.

            (xiii) Accountant's Certificate. The Fund will furnish to the Underwriters, on the date on which delivery is made to the Rating Agencies, the Accountant's Certificate (as defined in the Charter) corresponding to the Certificate of Dividend Coverage and Certificate of Eligible Asset Coverage (as defined in the Charter) for the first Valuation Date (as defined in the Charter) following the Closing Time for which an Accountant's Certificate is delivered to the Rating Agencies.

      (b) Except as provided in this Agreement, the Fund will not sell, contract to sell or otherwise dispose of any of its preferred shares of beneficial interest of the same series as the AMPS or any securities convertible into or exercisable or exchangeable for its preferred shares of beneficial interest of the same series as the AMPS, or grant any options or warrants to purchase its preferred shares of beneficial interest of the same series as the AMPS, for a period of 180 days after the date of the Prospectus, without the prior written consent of Merrill Lynch.

      SECTION 4. Payment of Expenses.

      (a) Expenses. The Fund will pay all expenses incident to the performance of its obligations under this Agreement, including (i) the preparation, printing and filing of the Registration Statement (including financial statements and exhibits) as originally filed and of each amendment thereto, (ii) the preparation, printing and delivery to the Underwriters of this Agreement, any Agreement among Underwriters and such other documents as may be required in connection with the offering, purchase, sale, issuance or delivery of the AMPS,
(iii) the preparation, issuance and delivery of the certificates for the AMPS to the Underwriters, including any stock or other transfer taxes and any stamp or other duties payable upon the sale, issuance or delivery of the AMPS to the Underwriters, (iv) the fees and disbursements of the Fund's counsel, accountants and other advisors, (v) the qualification of the AMPS under securities laws in accordance with the provisions of Section 3(a)(vi) hereof, including filing fees and the reasonable fees and disbursements of counsel for the Underwriters in connection therewith and in connection with the preparation of the Blue Sky Survey and any supplement thereto, (vi) the printing and delivery to the Underwriters of copies of each preliminary prospectus, Prospectus and any amendments or supplements thereto, (vii) the preparation, printing and delivery to the Underwriters of copies of the Blue Sky Survey and any supplement thereto,
(viii) the fees and expenses of any transfer agent or registrar for the AMPS,
(ix) the fees and expenses incurred in connection with the rating of the AMPS and (x) the printing of any sales material.

      (b) Termination of Agreement. If this Agreement is terminated by the Representative in accordance with the provisions of Section 5 or Section 9(a) hereof, the Fund and the Investment Manager, jointly and severally, agree that they shall reimburse the Underwriters for all of their out-of-pocket expenses, including the reasonable fees and disbursements of counsel for the Underwriters.

      SECTION 5. Conditions of Underwriters' Obligations.

      The obligations of the several Underwriters hereunder are subject to the accuracy of the representations and warranties of the Fund and the Investment Manager contained in Section 1 hereof or in certificates of any officer of the Fund or the Investment Manager delivered pursuant to the provisions hereof, to the performance by the Fund and the Investment Manager of their respective covenants and other obligations hereunder, and to the following further conditions:

      (a) Effectiveness of Registration Statement. The Registration Statement, including any Rule 462(b) Registration Statement, has become effective and at Closing Time no stop order suspending the effectiveness of the Registration Statement shall have been issued under the 1933 Act, no notice or order pursuant to Section 8(e) of the 1940 Act shall have been issued, and no proceedings with respect to either shall have been initiated or threatened by the Commission, and any request on the part of the Commission for additional information shall have been complied with to the reasonable satisfaction of counsel to the Underwriters. A prospectus containing the Rule 430A Information shall have been filed with the Commission in accordance with Rule 497 (or a post-effective amendment providing such information shall have been filed and declared effective in accordance with the requirements of Rule 430A).

      (b) Opinion of Counsel for Fund and the Investment Manager. At Closing Time, the Representative shall have received the favorable opinions, dated as of Closing Time, of Simpson Thacher & Bartlett LLP, counsel for the Fund, and of Lawrence B. Stoller, Esq., internal counsel for the Investment Manager, in form and substance satisfactory to counsel for the Underwriters, together with signed or reproduced copies of such letters for each of the other Underwriters substantially to the effect set forth in Exhibit A hereto and to such further effect as counsel to the Underwriters may reasonably request. Insofar as the opinions expressed above relate to or are dependant upon matters governed by Maryland law, Simpson Thacher & Bartlett LLP will be permitted to rely on the opinion of Venable LLP.

      (c) Opinion of Counsel for Underwriters. At Closing Time, the Representative shall have received the favorable opinion, dated as of Closing Time, of Clifford Chance US LLP, counsel for the Underwriters, together with signed or reproduced copies of such letter for each of the other Underwriters with respect to the matters set forth in clauses (A) (1), (3) through (7), inclusive and (11) (solely as to the information in the Prospectus under "Description of AMPS") of Exhibit A hereto. In giving such opinion such counsel may rely, as to all matters governed by the laws of jurisdictions other than the law of the State of New York and the federal law of the United States, upon the opinions of counsel satisfactory to the Representative. Such counsel may also state that, insofar as such opinion involves factual matters, they have relied, to the extent they deem proper, upon certificates of officers of the Fund and certificates of public officials.

      (d) Officers' Certificates. At Closing Time, there shall not have been, since the date hereof or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund, whether or not arising in the ordinary course of business, and the Representative shall have received a certificate of a duly authorized officer of the Fund and of the chief financial or chief accounting officer of the Fund and of the President or a Vice President or Managing Director of the Investment Manager, dated as of Closing Time, to the effect that (i) there has been no such material adverse change, (ii) the representations and warranties in Sections 1(a) and (b) hereof are true and correct with the same force and effect as though expressly made at and as of Closing Time, (iii) each of the Fund and the Investment Manager, respectively, has complied with all agreements and satisfied all conditions on its part to be performed or satisfied at or prior to Closing Time, (iv) with respect to the Investment Manager only, there has been no material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Investment Manager, whether or not arising in the ordinary course of business and (v) to the knowledge of such officers, no stop order suspending the effectiveness of the Registration Statement, or order of suspension or revocation of registration pursuant to Section 8(e) of the 1940 Act, has been issued and no proceedings for any such purpose have been instituted or are pending or are contemplated by the Commission.

      (e) Independent Registered Public Accounting Firm's Comfort Letter. At the time of the execution of this Agreement, the Representatives shall have received from PricewaterhouseCoopers LLP a letter dated such date, in form and substance satisfactory to the Representatives, together with signed or reproduced copies of such letter for each of the other Underwriters containing statements and information to the effect that:

            (i) They are an independent registered public accounting firm with respect to the Fund within the meaning of the 1933 Act and 1940 Act, and the applicable rules and regulations thereunder adopted by the Commission;


            (ii) In their opinion, the financial statements of the Fund audited by them and included in the Registration Statement comply as to form in all material respects with the applicable accounting requirements of the 1933 Act and 1940 Act and the related rules and regulations adopted by the Commission;

            (iii) On the basis of procedures (but not an audit in accordance with the standards of the Public Accounting Oversight Board (United States)) consisting of:

            a. Reading the minutes of meetings of the Board of Directors of the Fund as set forth in the minute books through a specified date not more than three business days prior to the date of delivery of such letter;

            b. Performing procedures specified by the American Institute of Certified Public Accountants for a review of interim financial information as described in SAS 100, Interim Financial Information, on the unaudited financial statements of the Fund included in the Registration Statement and reading the unaudited interim financial data for the period from the date of the latest statement of assets and liabilities included in the Registration Statement to the date of the latest available interim financial data; and

            c. Making inquiries of certain officials of the Fund who have responsibility for financial and accounting matters regarding changes in the capital stock, net assets or long term liabilities of the Fund as compared with the amounts shown in the latest balance sheet included in the Registration Statement or for the period from the date of the latest income statement included in the Registration Statement to a specified date not more than three business days prior to the delivery of such letter.

      Nothing has come to their attention as a result of the foregoing procedures that caused them to believe that:

            d. The unaudited interim financial statements, included in the Registration Statement, do not comply as to form in all material respects with the applicable accounting requirements of the 1933 Act, the 1940 Act and the Rules and Regulations;

            e. Any material modifications should be made to the unaudited interim financial statements, included in the Registration Statement, for them to be in conformity with generally accepted accounting principles;

            f. At the date of the latest available interim financial data and at a specified date not more than three business days prior to the date of delivery of such letter, there were any changes in the total assets, total liabilities, net assets and common shares outstanding of the Fund as compared with the amounts shown in the latest balance sheet included in the Registration Statement.

            (iv) The letter shall also state that the information set forth under the captions "Prospectus Summary - The Fund," "Prospectus Summary - Asset Maintenance," "Financial Highlights," "The Fund," "Capitalization (Unaudited)" and "Description of AMPS - Rating Agency Guidelines" which is expressed in dollars (or percentages derived from such dollar amounts) and has been obtained from accounting records which are subject to controls over financial reporting or which has been derived directly from such accounting records by analysis or computation, is in agreement with such records or computations made therefrom, and such other procedures as the Representative may request and PricewaterhouseCoopers LLP are willing to perform and report upon.

      (f) Bring-down Comfort Letter. At Closing Time, the Representative shall have received from PricewaterhouseCoopers LLP a letter, dated as of Closing Time, to the effect that they reaffirm the statements made in the letter furnished pursuant to subsection (e) of this Section, except that the specified date referred to shall be a date not more than three business days prior to Closing Time.

      (g) Rating. The Fund shall have delivered and you shall have received evidence satisfactory to you that the AMPS are rated 'Aaa' by Moody's and 'AAA' by S&P as of the Closing Date, and there shall not have been given any notice of any intended or potential downgrading, or of any review for a potential downgrading, in the rating accorded to the AMPS or any other securities issued by the Fund, by Moody's or by S&P.

      (h) Asset Coverage. As of the Closing Date and assuming the receipt of the net proceeds from the sale of the AMPS, the 1940 Act Preferred Shares Asset Coverage and the Preferred Shares Basic Maintenance Amount (each as defined in the Charter) each will be met.

      (i) Additional Documents. At Closing Time and at each Date of Delivery, counsel for the Underwriters shall have been furnished with such documents and opinions as they may require for the purpose of enabling them to pass upon the issuance and sale of the AMPS as herein contemplated, or in order to evidence the accuracy of any of the representations or warranties, or the fulfillment of any of the conditions, herein contained; and all proceedings taken by the Fund and the Investment Manager in connection with the organization and registration of the Fund under the 1940 Act and the issuance and sale of the AMPS as herein contemplated shall be satisfactory in form and substance to the Representative and counsel for the Underwriters.

      (j) Termination of Agreement. If any condition specified in this Section shall not have been fulfilled when and as required to be fulfilled, this Agreement may be terminated by the Representative by notice to the Fund at any time at or prior to Closing Time, and such termination shall be without liability of any party to any other party except as provided in Section 4 and except that Sections 1, 6, 7, 8 and 13 shall survive any such termination and remain in full force and effect.

      SECTION 6. Indemnification.

      (a) Indemnification of Underwriters. The Fund and the Investment Manager, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, as follows:

            (i) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, arising out of any untrue statement or alleged untrue statement of a material fact contained in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or the omission or alleged omission therefrom of a material fact required to be stated therein or necessary to make the statements therein not misleading or arising out of any untrue statement or alleged untrue statement of a material fact included in any preliminary prospectus, the Rule 482 Statement, if any, or the Prospectus (or any amendment or supplement thereto), or the omission or alleged omission therefrom of a material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading;

            (ii) against any and all loss, liability, claim, damage and expense whatsoever, as incurred, to the extent of the aggregate amount paid in settlement of any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or of any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission; provided that (subject to Section 6(e) below) any such settlement is effected with the written consent of the Fund; and

            (iii) against any and all expense whatsoever, as incurred (including the fees and disbursements of counsel chosen by Merrill Lynch), reasonably incurred in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue statement or omission, or any such alleged untrue statement or omission, to the extent that any such expense is not paid under (i) or
      (ii) above;

provided, however, that this indemnity agreement shall not apply to any loss, liability, claim, damage or expense to the extent arising out of any untrue statement or omission or alleged untrue statement or omission made in reliance upon and in conformity with written information furnished to the Fund or the Investment Manager by any Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (b) Indemnification of Fund, Investment Manager, Directors and Officers. Each Underwriter severally agrees to indemnify and hold harmless the Fund and the Investment Manager, their respective directors, each of the Fund's officers who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Manager within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act against any and all loss, liability, claim, damage and expense described in the indemnity contained in subsection (a) of this Section, as incurred, but only with respect to untrue statements or omissions, or alleged untrue statements or omissions, made in the Registration Statement (or any amendment thereto), including the Rule 430A Information, or any preliminary prospectus or the Prospectus (or any amendment or supplement thereto) in reliance upon and in conformity with written information furnished to the Fund or the Investment Manager by such Underwriter through Merrill Lynch expressly for use in the Registration Statement (or any amendment thereto) or such preliminary prospectus or the Prospectus (or any amendment or supplement thereto).

      (c) Indemnification for Marketing Materials. In addition to the foregoing indemnification, the Fund and the Investment Manager also, jointly and severally, agree to indemnify and hold harmless each Underwriter and each person, if any, who controls any Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act, against any and all loss, liability, claim, damage and expense described in the indemnity contained in Section 6(a), as limited by the proviso set forth therein, with respect to any sales material.

      (d) Actions against Parties; Notification. Each indemnified party shall give notice as promptly as reasonably practicable to each indemnifying party of any action commenced against it in respect of which indemnity may be sought hereunder, but failure to so notify an indemnifying party shall not relieve such indemnifying party from any liability hereunder to the extent it is not materially prejudiced as a result thereof and in any event shall not relieve it from any liability which it may have otherwise than on account of this indemnity agreement. In the case of parties indemnified pursuant to Section 6(a) above, counsel to the indemnified parties shall be selected by Merrill Lynch, and, in the case of parties indemnified pursuant to Section 6(b) above, counsel to the indemnified parties shall be selected by the Fund and the Investment Manager. An indemnifying party may participate at its own expense in the defense of any such action; provided, however, that counsel to the indemnifying party shall not (except with the consent of the indemnified party) also be counsel to the indemnified party. In no event shall the indemnifying parties be liable for fees and expenses of more than one counsel (in addition to any local counsel) separate from their own counsel for all indemnified parties in connection with any one action or separate but similar or related actions in the same jurisdiction arising out of the same general allegations or circumstances. No indemnifying party shall, without the prior written consent of the indemnified parties, settle or compromise or consent to the entry of any judgment with respect to any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever in respect of which indemnification or contribution could be sought under this
Section 6 or Section 7 hereof (whether or not the indemnified parties are actual or potential parties thereto), unless such settlement, compromise or consent (i) includes an unconditional release of each indemnified party from all liability arising out of such litigation, investigation, proceeding or claim and (ii) does not include a statement as to or an admission of fault, culpability or a failure to act by or on behalf of any indemnified party.

      (e) Settlement without Consent if Failure to Reimburse. If at any time an indemnified party shall have requested an indemnifying party to reimburse the indemnified party for fees and expenses of counsel, such indemnifying party agrees that it shall be liable for any settlement of the nature contemplated by
Section 6(a)(ii) effected without its written consent if (i) such settlement is entered into more than 45 days after receipt by such indemnifying party of the aforesaid request, (ii) such indemnifying party shall have received notice of the terms of such settlement at least 30 days prior to such settlement being entered into and (iii) such indemnifying party shall not have reimbursed such indemnified party in accordance with such request prior to the date of such settlement.

      SECTION 7. Contribution.

      If the indemnification provided for in Section 6 hereof is for any reason unavailable to or insufficient to hold harmless an indemnified party in respect of any losses, liabilities, claims, damages or expenses referred to therein, then each indemnifying party shall contribute to the aggregate amount of such losses, liabilities, claims, damages and expenses incurred by such indemnified party, as incurred, (i) in such proportion as is appropriate to reflect the relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other hand from the offering of the AMPS pursuant to this Agreement or (ii) if the allocation provided by clause (i) is not permitted by applicable law, in such proportion as is appropriate to reflect not only the relative benefits referred to in clause (i) above but also the relative fault of the Fund and the Investment Manager on the one hand and of the Underwriters on the other hand in connection with the statements or omissions which resulted in such losses, liabilities, claims, damages or expenses, as well as any other relevant equitable considerations.

      The relative benefits received by the Fund and the Investment Manager on the one hand and the Underwriters on the other hand in connection with the offering of the AMPS pursuant to this Agreement shall be deemed to be in the same respective proportions as the total net proceeds from the offering of the AMPS pursuant to this Agreement (before deducting expenses) received by the Fund and the total underwriting discount received by the Underwriters (whether from the Fund or otherwise), in each case as set forth on the cover of the Prospectus.

      The relative fault of the Fund and the Investment Manager on the one hand and the Underwriters on the other hand shall be determined by reference to, among other things, whether any such untrue or alleged untrue statement of a material fact or omission or alleged omission to state a material fact relates to information supplied by the Fund or the Investment Manager or by the Underwriters and the parties' relative intent, knowledge, access to information and opportunity to correct or prevent such statement or omission.

      The Fund, the Investment Manager and the Underwriters agree that it would not be just and equitable if contribution pursuant to this Section 7 were determined by pro rata allocation (even if the Underwriters were treated as one entity for such purpose) or by any other method of allocation which does not take account of the equitable considerations referred to above in this Section
7. The aggregate amount of losses, liabilities, claims, damages and expenses incurred by an indemnified party and referred to above in this Section 7 shall be deemed to include any legal or other expenses reasonably incurred by such indemnified party in investigating, preparing or defending against any litigation, or any investigation or proceeding by any governmental agency or body, commenced or threatened, or any claim whatsoever based upon any such untrue or alleged untrue statement or omission or alleged omission.

      Notwithstanding the provisions of this Section 7, no Underwriter shall be required to contribute any amount in excess of the amount by which the total price at which the AMPS underwritten by it and distributed to the public were offered to the public exceeds the amount of any damages which such Underwriter has otherwise been required to pay by reason of any such untrue or alleged untrue statement or omission or alleged omission.

      No person guilty of fraudulent misrepresentation (within the meaning of Section 11(f) of the 1933 Act) shall be entitled to contribution from any person who was not guilty of such fraudulent misrepresentation.

      For purposes of this Section 7, each person, if any, who controls an Underwriter within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as such Underwriter, and each director of the Fund and each director of the Investment Manager, respectively, each officer of the Fund who signed the Registration Statement, and each person, if any, who controls the Fund or the Investment Manager, within the meaning of Section 15 of the 1933 Act or Section 20 of the 1934 Act shall have the same rights to contribution as the Fund and the Investment Manager, respectively. The Underwriters' respective obligations to contribute pursuant to this Section 7 are several in proportion to the number of Shares set forth opposite their respective names in Schedule A hereto and not joint.

      SECTION 8. Representations, Warranties and Agreements to Survive Delivery.

      All representations, warranties and agreements contained in this Agreement or in certificates of officers of the Fund or the Investment Manager submitted pursuant hereto, shall remain operative and in full force and effect, regardless of any investigation made by or on behalf of any Underwriter or controlling person, or by or on behalf of the Fund or the Investment Manager, and shall survive delivery of the AMPS to the Underwriters.

      SECTION 9. Termination of Agreement.

      (a) Termination; General. The Representative may terminate this Agreement, by notice to the Fund, at any time at or prior to Closing Time (i) if there has been, since the time of execution of this Agreement or since the respective dates as of which information is given in the Prospectus or the General Disclosure Package, any material adverse change in the condition, financial or otherwise, or in the earnings, business affairs or business prospects of the Fund or the Investment Manager, whether or not arising in the ordinary course of business, or (ii) if there has occurred any material adverse change in the financial markets in the United States or the international financial markets, any outbreak of hostilities or escalation thereof or other calamity or crisis or any change or development involving a prospective change in national or international political, financial or economic conditions, in each case the effect of which is such as to make it, in the judgment of the Representative, impracticable or inadvisable to market the AMPS or to enforce contracts for the sale of the AMPS, or (iii) if trading in the shares of common stock of the Fund has been suspended or materially limited by the Commission or the NYSE, or if trading generally on the American Stock Exchange or the NYSE or in the Nasdaq National Market has been suspended or materially limited, or minimum or maximum prices for trading have been fixed, or maximum ranges for prices have been required, by any of said exchanges or by such system or by order of the Commission, the NASD or any other governmental authority, or a material disruption has occurred in commercial banking or securities settlement or clearance services in the United States, or (iv) if a banking moratorium has been declared by either Federal or New York authorities.

      (b) Liabilities. If this Agreement is terminated pursuant to this Section, such termination shall be without liability of any party to any other party except as provided in Section 4 hereof, and provided further that Sections 1, 6, 7, 8 and 13 shall survive such termination and remain in full force and effect.

      SECTION 10. Default by One or More of the Underwriters.

      If one or more of the Underwriters shall fail at Closing Time or a Date of Delivery to purchase the AMPS which it or they are obligated to purchase under this Agreement (the "Defaulted AMPS"), the Representative shall have the right, within 24 hours thereafter, to make arrangements for one or more of the non-defaulting Underwriters, or any other underwriters, to purchase all, but not less than all, of the Defaulted AMPS in such amounts as may be agreed upon and upon the terms herein set forth; if, however, the Representative shall not have completed such arrangements within such 24-hour period, then:

      (a) if the number of Defaulted AMPS does not exceed 10% of the number of AMPS to be purchased on such date, each of the non-defaulting Underwriters shall be obligated, severally and not jointly, to purchase the full amount thereof in the proportions that their respective underwriting obligations hereunder bear to the underwriting obligations of all non-defaulting Underwriters, or

      (b) if the number of Defaulted AMPS exceeds 10% of the number of AMPS to be purchased on such date, this Agreement shall terminate without liability on the part of any non-defaulting Underwriter.

      No action taken pursuant to this Section shall relieve any defaulting Underwriter from liability in respect of its default.

      In the event of any such default which does not result in a termination of this Agreement, either the Representative or the Fund shall have the right to postpone Closing Time for a period not exceeding seven days in order to effect any required changes in the Registration Statement or Prospectus or in any other documents or arrangements. As used herein, the term "Underwriter" includes any person substituted for an Underwriter under this Section 10.

      SECTION 11. Tax Disclosure.

      Notwithstanding any other provision of this Agreement, from the commencement of discussions with respect to the transactions contemplated hereby, the Fund and the Investment Manager (and each employee, representative or other agent of the Fund) may disclose to any and all persons, without limitation of any kind, the tax treatment and tax structure (as such terms are used in Sections 6011, 6111 and 6112 of the U.S. Code and the Treasury Regulations promulgated thereunder) of the transactions contemplated by this Agreement and all materials of any kind (including opinions or other tax analyses) that are provided relating to such tax treatment and tax structure.

      SECTION 12. Notices.

      All notices and other communications hereunder shall be in writing and shall be deemed to have been duly given if mailed or transmitted by any standard form of telecommunication. Notices to the Underwriters shall be directed to the Representative, c/o Merrill Lynch & Co., 4 World Financial Center, New York, New York 10080, attention of Equity Capital Markets; and notices to the Fund or the

Investment Manager shall be directed, as appropriate, to the office of Cohen & Steers Capital Management, Inc. at 280 Park Avenue, New York, New York 10017,
Attention: Robert H. Steers.

      SECTION 13. Parties.

      This Agreement shall each inure to the benefit of and be binding upon the Underwriters, the Fund, the Investment Manager and their respective partners and successors. Nothing expressed or mentioned in this Agreement is intended or shall be construed to give any person, firm or corporation, other than the Underwriters, the Fund, the Investment Manager and their respective successors and the controlling persons and officers and directors referred to in Sections 6 and 7 and their heirs and legal Representative, any legal or equitable right, remedy or claim under or in respect of this Agreement or any provision herein contained. This Agreement and all conditions and provisions hereof are intended to be for the sole and exclusive benefit of the Underwriters, the Fund, the Investment Manager and their respective partners and successors, and said controlling persons and officers, directors and their heirs and legal Representative, and for the benefit of no other person, firm or corporation. No purchaser of Shares from any Underwriter shall be deemed to be a successor by reason merely of such purchase.

      SECTION 14. GOVERNING LAW AND TIME.

      THIS AGREEMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK APPLICABLE TO AGREEMENTS MADE AND TO BE PERFORMED IN SAID STATE. UNLESS OTHERWISE EXPLICITLY PROVIDED, SPECIFIED TIMES OF DAY REFER TO NEW YORK CITY TIME.

      SECTION 15. No Fiduciary Relationship.

      The Fund acknowledges and agrees that (i) the purchase and sale of the Securities pursuant to this Agreement, including the determination of the public offering price of the Securities and any related discounts and commissions, is an arm's-length commercial transaction between the Fund on the one hand, and the several Underwriters, on the other hand, (ii) in connection with the offering contemplated hereby and the process leading to such transaction each Underwriter is and has been acting solely as a principal and is not the agent or fiduciary of the Fund, or its stockholders, creditors, employees or any other party, (iii) no Underwriter has assumed or will assume an advisory or fiduciary responsibility in favor of the Fund with respect to the offering contemplated hereby or the process leading thereto (irrespective of whether such Underwriter has advised or is currently advising the Fund on other matters) and no Underwriter has any obligation to the Fund with respect to the offering contemplated hereby except the obligations expressly set forth in this Agreement, (iv) the Underwriters and their respective affiliates may be engaged in a broad range of transactions that involve interests that differ from those of the Fund, and (v) the Underwriters have not provided any legal, accounting, regulatory or tax advice with respect to the offering contemplated hereby and the Fund has consulted its own legal, accounting, regulatory and tax advisors to the extent it deemed appropriate.

      SECTION 16. Effect of Headings.

      The Article and Section headings herein are for convenience only and shall not affect the construction hereof.

      If the foregoing is in accordance with your understanding of our agreement, please sign and return to us a counterpart hereof, whereupon this instrument, along with all counterparts, will become a binding agreement among the Underwriters, the Fund and the Investment Manager in accordance with its terms.

                                    Very truly yours,

                                    Cohen & Steers REIT and Utility Income Fund,
                                      Inc.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

                                    Cohen & Steers Capital Management, Inc.

                                    By:
                                        ----------------------------------------
                                        Name:
                                        Title:

CONFIRMED AND ACCEPTED,
  as of the date first above written:

MERRILL LYNCH & CO.
MERRILL LYNCH, PIERCE, FENNER & SMITH
        INCORPORATED

By: MERRILL LYNCH, PIERCE, FENNER & SMITH
                INCORPORATED

By:
    -------------------------------
    Name:
    Authorized Signatory

For itself and as
Representative of the
other Underwriters named
in Schedule A hereto.

                                   SCHEDULE A

                                                    Number of
           Name of Underwriter              Shares - Series M28 AMPS
           -------------------              ------------------------
Merrill Lynch, Pierce, Fenner & Smith
   Incorporated .........................

Deutsche Bank Securities Inc. ...........

UBS Securities LLC ......................

Wachovia Capital Markets, LLC ...........

   Total ................................             2,200
                                                      =====

                                     Sch A-1

                                   SCHEDULE B

                COHEN & STEERS REIT AND UTILITY INCOME FUND, INC.
                       2,200 Shares [  ]% AMPS, Series M28
                    Liquidation Preference $25,000 per share

      1. The initial public offering price per share for the AMPS, determined as provided in said Section 2, shall be $25,000.

      2. The purchase price per share for the AMPS to be paid by the several Underwriters shall be $24,750, such discount from the initial public offering price representing the commission to be paid to the Underwriters for their commitment hereunder of $250.

      3. The initial dividend rate on the AMPS, Series M28 shall be [   ]% per
annum.

                                     Sch B-1

                                   SCHEDULE C

      Oral Information, if any, included as part of the General Disclosure
Package

Initial dividend rate on the Cohen & Steers REIT and Utility Income Fund, Inc. Taxable Auction Market Preferred Shares, Series M28: [____]%

Settlement Date: February [__], 2006

                                     Sch B-1

                                                                       Exhibit A

               FORM OF OPINION OF FUND'S AND INVESTMENT MANAGER'S
                       COUNSEL TO BE DELIVERED PURSUANT TO
                                  SECTION 5(b)

With respect to the Fund:

1. The Fund (A) has been duly incorporated and is validly existing and in good standing as a corporation under the law of the State of Maryland, with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and to enter into and perform its obligations under the Purchase Agreement, and (B) is duly registered and qualified to conduct its business and is in good standing in the State of New York (which is the only jurisdiction identified by management of the Fund to us in which the Fund owns or leases property or operates or conducts its business);

2. The statements made in the Prospectus under the captions "Description of Common Shares," "Description of AMPS" and "The Auction," insofar as they purport to constitute summaries of the terms of the Fund's capital stock, constitute accurate summaries of the terms of the Fund's capital stock in all material respects;

3. All outstanding shares of capital stock of the Fund have been duly authorized and validly issued by the Fund, and are fully paid and nonassessable;

4. The Shares have been duly authorized and, when issued and delivered to you against payment therefor in accordance with the terms of the Purchase Agreement, will be validly issued by the Fund, fully paid and nonassessable. There are no preemptive rights under federal or New York law or under the Maryland General Corporation Law (the "MGCL") to subscribe for or purchase shares of the Fund's capital stock. There are no preemptive or other rights to subscribe for or to purchase, nor any restriction upon the issuance, voting or, transfer of, any shares of the Fund's capital stock pursuant to the Fund's Charter or Bylaws, except for certain transfer restrictions with respect to the Shares and with respect to other series of Taxable Auction Market Preferred Shares ("AMPS") and certain restrictions on the future issuance of shares of capital stock set forth in the articles supplementary establishing the terms of the Shares (the "Articles Supplementary") and in the articles supplementary establishing the terms of other series of AMPS;

5. The form of the certificate for the Shares conforms to the requirements of the MGCL;

6. The Registration Statement has become effective under the Securities Act and, to our knowledge, no stop order suspending the effectiveness of the Registration Statement or order pursuant to Section 8(e) of the 1940 Act has been issued and no proceedings for that purpose have been instituted or threatened by the Commission and any required filing of the Prospectus pursuant to Rule 497 of the Securities Act Rules and Regulations has been made in accordance with Rule 497;

7. The Purchase Agreement dated as of February 20, 2006 and each of the Investment Management Agreement between the Fund and the Investment Manager dated as of January 27, 2004 (the "Advisory Agreement"), the Administration Agreement between the Fund and the Investment Manager, dated as of January 27, 2004 (the "Administration Agreement"), the Administration Agreement among various investment companies advised by the Investment Manager and State Street Bank and Trust Company, dated as of March 12, 2001 and effective with respect to the Fund pursuant to a letter agreement dated as of January 27, 2004 (collectively, the "Sub-Administration Agreement"), the Master Custodian Agreement among various investment companies advised by the Investment Manager and State Street Bank and Trust Company, dated as of March 9, 2001 and effective with respect to the Fund pursuant to a letter agreement dated as of January 27, 2004 (the "Custodian Agreement"), the Stock Transfer Agent Services Agreement between the Fund and The Bank of New York, dated as of December 12, 2005 (the "Transfer Agent Agreement"), and the Auction Agency Agreement between the Fund and The Bank of New York, dated as of February [__], 2006 (the Advisory Agreement, Administration Agreement, the Sub-Administration Agreement, the Custodian Agreement, the Transfer Agent Agreement, and the Auction Agency Agreement, collectively, the "Fund Agreements") have each been duly authorized, executed, and delivered by the Fund and (B) the Advisory Agreement, assuming that the Advisory Agreement is the valid and legally binding obligation of the parties thereto other than the Fund, is a valid and legally binding agreement of the Fund, enforceable against the Fund in accordance with its terms, subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) general equitable principles (whether considered in a proceeding in equity or at law) and
      (iii) an implied covenant of good faith and fair dealing, and except as the enforceability thereof may be limited by considerations of public policy;

8. The issue and sale of the Shares by the Fund and the compliance by the Fund with the provisions of the Purchase Agreement and the Fund Agreements will not breach or result in a default under or result in the creation or imposition of any lien, charge, or encumbrance upon any property or assets of the Fund pursuant to any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument filed or incorporated by reference as an exhibit to the Registration Statement, nor will such action violate the Charter, including the Articles Supplementary, or Bylaws of the Fund, or any federal or New York statute or any rule or regulation thereunder or the MGCL or any order known to us that has been issued pursuant to any federal or New York statute or the MGCL by any New York or Maryland court or governmental agency or body having jurisdiction over the Fund or any of its properties;

9. No consent, approval, authorization, order, registration, filing, or qualification of or with any federal or New York governmental agency or body or any Maryland governmental agency or body acting pursuant to the MGCL or, to our knowledge, any federal or New York court or any Maryland court acting pursuant to the MGCL, is required for the issue and sale of the Shares by the Fund and the compliance by the Fund with all of the provisions of the Purchase Agreement and the Fund Agreements, except for the registration with the Commission under the 1940 Act of the Fund as an investment company which has occurred and the registration of the Shares under the Securities Act and under the 1940 Act pursuant to the Registration Statement which has been filed and has become effective, and such consents, approvals, authorizations, registrations, filings or qualifications as have been made or as may be required under state securities or Blue Sky laws in connection with the purchase and distribution of the Shares by you;

10. To our knowledge, (A) other than as described or contemplated in the Registration Statement or Prospectus, there are no legal or governmental proceedings pending or threatened against the Fund, or to which the Fund or any of its properties is subject, which are required to be described in the Registration Statement or Prospectus and (B) there are no agreements, contracts, indentures, leases or other instruments which are required to be described in the Registration Statement or the Prospectus or to be filed as an exhibit to the Registration Statement that are not described or filed as required, as the case may be;

11. The statements made in the Prospectus under the captions "Management of the Fund" and "The Auction," insofar as they purport to constitute summaries of contracts and other documents, constitute accurate summaries of the terms of such contracts and other documents in all material respects;

12. The statements made in Part C of the Registration Statement under Item 29 (Indemnification), insofar as they purport to constitute summaries of the MGCL or any federal statutes, rules and regulations thereunder or contracts and other documents, constitute accurate summaries of the terms of such statutes, rules and regulations or contracts and other documents in all material respects;

13. The statements made in the Prospectus and Statement of Additional Information under the caption "U.S. Federal Taxation," insofar as they purport to constitute summaries of matters of United States federal tax law and regulations or legal conclusions with respect thereto, constitute accurate summaries of the matters described therein in all material respects;

14. Each of the Fund Agreements complies as to form with all applicable provisions of the 1940 Act, the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and the rules and regulations under the 1940 Act and the Advisers Act;

15. The Fund has been duly registered with the Commission under the 1940 Act and the rules and regulations under the 1940 Act (the "1940 Act Rules and Regulations") as a closed-end, non-diversified management investment company and, to our knowledge, no order of suspension or revocation of such registration under the 1940 Act or the 1940 Act Rules and Regulations has been issued or proceedings therefor initiated or threatened by the Commission; the provisions of the Charter, Articles Supplementary and Bylaws do not violate the provisions of the 1940 Act or the 1940 Act Rules and Regulations; and the investment policies and restrictions described in the Registration Statement and the Prospectus under the captions "Investment Objectives and Policies", "Risk Factors" and "Investment Restrictions" (in the Prospectus and the Statement of Additional Information incorporated by reference therein) comply in all material respects with the requirements of the 1940 Act and the applicable 1940 Act Rules and Regulations; and

16. To our knowledge, except as described in the Prospectus, there are no outstanding options, warrants or other rights calling for the issuance of, and we do not know of any commitment, plan or arrangement to issue (other than in connection with the reinvestment of dividends) any shares of capital stock of the Fund or any security convertible into or exchangeable or exercisable for shares of capital stock of the Fund or to otherwise register such securities for sale.

      Insofar as the opinions expressed herein relate to or are dependent upon matters governed by the laws of the State of Maryland, we have relied upon the opinion of Venable LLP.

      We have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Fund's preliminary prospectus dated February __, 2006 (the "Preliminary Prospectus") included in the Registration Statement immediately prior to the time the Registration Statement became effective under the Securities Act, and take no responsibility therefor, except as and to the extent set forth in paragraphs 2, 11, 12 and 13 above. In the course of the preparation by the Fund of the Registration Statement, the Preliminary Prospectus and the Prospectus, we participated in conferences with certain officers and employees of the Fund and the Investment Manager, with representatives of PricewaterhouseCoopers LLP and with counsel to the Investment Manager. Based upon our examination of the Registration Statement, the Preliminary Prospectus and the Prospectus, our investigations made in connection with the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus and our participation in the conferences referred to above, (i) we are of the opinion that the Registration Statement, as of the date it became effective under the Securities Act, and the Prospectus, as of its date, appeared, on its face, to be appropriately responsive, in all material respects with the requirements of the Securities Act and the 1940 Act and the applicable rules and regulations of the Commission thereunder, except that in each case we express no view with respect to the financial statements or other financial data contained in, or deemed incorporated by reference in, or omitted from, the Registration Statement or the Prospectus, and (ii) we have no reason to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Preliminary Prospectus and the General Disclosure Package, as of the Applicable Time (as defined in the Purchase Agreement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or
(c) the Prospectus as of February __, 2006 contained, or as of the date hereof contains, any untrue statement of a material fact, or as of February [__], 2006 omitted, or as of the date hereof omits, to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except that we express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus.

With respect to the Investment Manager:

      1. The Investment Manager (A) has been duly incorporated and is validly existing as a corporation under the laws of the State of New York with full corporate power and authority to conduct its business as described in the Registration Statement and the Prospectus and (B) is duly registered and qualified to conduct its business and is in good standing in the State of New York (which is the only jurisdiction in which the Investment Manager owns or leases property or operates or conducts its business).

      2. The Investment Manager is duly registered with the Commission as an investment adviser under the Investment Advisers Act of 1940, as amended (the "Advisers Act"), and is not prohibited by the Advisers Act, the rules and regulations under the Advisers Act (the "Advisers Act Rules and Regulations"), the 1940 Act or the rules and regulations under the 1940 Act from acting under the Advisory Agreement dated as of January 27, 2004 between the Fund and the Investment Manager (the "Advisory Agreement"), for the Fund as contemplated by the Prospectus; and to my knowledge, no order of suspension or revocation of such registration under the Advisers Act and the Advisers Act Rules and Regulations has been issued and no proceedings for that purpose are pending before or threatened by the Commission;

      3. Each of the Purchase Agreement and the Advisory Agreement has been duly authorized, executed and delivered by the Investment Manager and, the Advisory Agreement, assuming that the Advisory Agreement is the valid and legally binding agreement of the other parties thereto, is a valid and legally binding agreement of the Investment Manager, enforceable against the Investment Manager in accordance with its terms subject to (i) the effects of bankruptcy, insolvency, fraudulent conveyance, reorganization, moratorium and other similar laws relating to or affecting creditors' rights generally, (ii) by general equitable principles (whether considered in a proceeding in equity or at law) and (iii) an implied covenant of good faith and fair dealing, and except as the enforceability thereof may by limited by considerations of public policy;

      4. Neither the execution, delivery or performance of the Purchase Agreement or the Advisory Agreement by the Investment Manager or compliance by the Investment Manager with the provisions of the Purchase Agreement or the Advisory Agreement nor consummation by the

            Investment Manager of the transactions contemplated hereby and thereby will breach or result in a default under any indenture, mortgage, deed of trust, loan agreement or other agreement or instrument to which the Investment Manager is a party or by which its properties are bound except where breach or default would not reasonably be expected to have a material adverse effect on the ability of the Investment Manager to perform its obligations under the Purchase Agreement and the Advisory Agreement, nor will such action violate the charter or by-laws of the Investment Manager or any federal or New York statute or any rules or regulations thereunder or order known to me issued pursuant to any federal or New York statute by any court or governmental agency or body having jurisdiction over the Investment Manager or any of its properties;

      5. No consent, approval, authorization, order, registration, filing or qualification of or with any federal or New York governmental agency or body or, to my knowledge, any federal or New York court is required on the part of the Investment Manager for the execution, delivery and performance by the Investment Manager of the Purchase Agreement and the Advisory Agreement, except such consents, approvals, authorizations, orders, registrations, filings or qualifications as have been obtained or made prior to the date hereof;

      6. To my knowledge, there are no legal or governmental proceedings pending or threatened against the Investment Manager, or to which the Investment Manager or any of its properties is subject, which are required to be described in the Registration Statement or Prospectus that are not described as required or which may reasonably be expected to involve a prospective material adverse change in the ability of the Investment Manager to perform its obligations under the Purchase Agreement and the Advisory Agreement.

      I have not independently verified the accuracy, completeness or fairness of the statements made or included in the Registration Statement, the Prospectus or the Fund's preliminary prospectus dated February __, 2006 (the "Preliminary Prospectus") included in the Registration Statement immediately prior to the time the Registration Statement became effective under the Securities Act, and take no responsibility therefor. In the course of the preparation by the Fund of the Registration Statement, the Preliminary Prospectus and the Prospectus, I participated in conferences with certain officers and employees of the Fund and the Investment Manager, with representatives of PricewaterhouseCoopers LLP and with counsel to the Fund. Based upon my examination of the Registration Statement, the Preliminary Prospectus and the Prospectus, my investigations made in connection with the preparation of the Registration Statement, the Preliminary Prospectus and the Prospectus and my participation in the conferences referred to above, I have no reason to believe that (a) the Registration Statement, as of the date it became effective under the Securities Act, contained an untrue statement of a material fact or omitted to state a material fact required to be stated therein or necessary in order to make the statements therein not misleading, (b) the Preliminary Prospectus and the General Disclosure Package, as of the Applicable Time (as defined in the Purchase Agreement), contained any untrue statement of a material fact or omitted to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, or (c) the Prospectus contains any untrue statement of material fact or omits to state any material fact necessary in order to make the statements therein, in the light of the circumstances under which they were made, not misleading, except I express no belief in any of clauses (a), (b) or (c) above with respect to the financial statements or other financial data contained or incorporated by reference in the Registration Statement, the Preliminary Prospectus or the Prospectus.